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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information, and to the use of our report dated January 29, 1999 accompanying the financial statements of The Penn Mutual Life Insurance Company for the year ended December 31, 1998, and to the use of our report dated April 2, 1999 accompanying the financial statements of Penn Mutual Variable Annuity Account III in the Post-Effective Amendment No. 1 to Registration Statement No. 333-62825 on Form N-4 and the related Statement of Additional Information of Penn Mutual Variable Annuity Account III.


/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 20, 1999


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April 20, 1999




Board of Trustees
The Penn Mutual Life Insurance Company
Philadelphia, PA  19172

Re: Penn Mutual Variable Annuity Account III (the "Separate Account") SEC Registration Statement on Form N-4 (File No. 333-62825)
         ------------------------------------------------  ----------



Dear Ladies and Gentleman:

We hereby consent to the reference of our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 1 to the above referred Registration Statement on Form N-4 under the Securities Act of 1933 on behalf of the Separate Account and as Amendment No. 26 to the Separate Account's Registration Statement under the Investment Company Act of 1940. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP
Morgan, Lewis & Bockius LLP